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                                                                    Exhibit 99.1

                                  NEWS RELEASE

For Immediate Release                                 Contact: Richard M. Lerner
May 1, 2003                                                       (410) 224-4455

                   Earnings Double Again at Annapolis Bancorp

Annapolis, MD, May 1, 2003 - For the fourth period in a row, same-quarter earnings more than doubled at Annapolis Bancorp, Inc. (NASDAQ: ANNB), parent company of BankAnnapolis. The Company today announced net income of $324,000 ($0.11 per basic and diluted share) for the 1/st/ quarter of 2003, up 123.4% from $145,000 ($0.05 per basic and diluted share) in the same quarter last year.

In addition to the positive earnings trend, the Company also reported strong asset growth for the quarter, with total assets climbing to $218.3 million at March 31, 2003 from $200.1 million at December 31, 2002, a 9.1% jump. The $18.2 million increase resulted largely from the generation of $12.6 million in new deposits and the issuance of $5.0 million of floating rate trust preferred securities at quarter-end.

Most deposit categories saw significant growth in the quarter, with demand deposits up $1.2 million or 4.1%, NOW accounts up $3.2 million or 12.9%, savings accounts up $1.6 million or 8.8%, and certificates of deposit up $7.7 million or 13.3%. Much of the liquidity generated by this influx of deposits was temporarily invested in federal funds sold, while the balance was used to fund $5.1 million in 1/st/ quarter loan growth.

"We fervently believe that our continued growth and improved profitability are direct offshoots

                                   -- MORE --

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EARNINGS DOUBLE AT ANNAPOLIS BANCORP                                       ADD 1

of the strong connections we have established in the community," said Chairman and CEO Richard M. Lerner.

"As our competitors continue to be swallowed up by large regional and super-regional banks, small businesses and retail customers are increasingly turning to BankAnnapolis as one of the few remaining locally-based banks that is truly independent," said Lerner. "We provide exactly what they are looking for: personalized, hassle-free customer service and direct access to decision makers."

In the first three months of 2003, average interest-earning assets grew to $187.2 million compared to $155.1 million in the 1/st/ quarter of last year. As a result, total interest income improved by 9.1%, despite a lower yield on earning assets (6.00% vs. 6.64% in the 1st quarter of 2002).

Average interest-bearing liabilities increased to $159.9 million in the 1/st/ quarter of 2003 from $128.3 million in the same period last year. Total interest expense fell by 3.3%, however, as the cost of interest-bearing liabilities for the quarter dropped to 2.08% from 2.68% in the quarter ended March 31, 2002.

Net interest income improved by $260,000 or 15.4%, even though the net interest margin for the quarter remained under pressure from continued low market interest rates, contracting to 4.22% from 4.42% in the first quarter of 2002. A $25,000 provision for credit losses was recorded in the quarter to reflect ongoing growth in the loan portfolio. Net interest income after the provision was up 13.9%.

Asset quality remains sound, with nonperforming assets accounting for 0.02% of total gross loans at quarter end. The allowance for credit losses at March 31, 2003 stands at $1,588,000 (1.04% of total gross loans) and provides 45:1 coverage of nonperforming assets.

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EARNINGS DOUBLE AT ANNAPOLIS BANCORP                                       ADD 2

Noninterest income remained a critical component of the bank's improved earnings and grew at a double-digit rate for the eighth consecutive quarter. Up $130,000 or 40.8% compared to the first quarter of 2002, noninterest income benefited from continued strong production in the bank's mortgage loan department (with mortgage banking fees up 100.0%), increases in transaction-based service charges, and income on bank-owned life insurance.

Noninterest expense for the quarter rose by $82,000 or 4.6% compared to the three month period ended March 31, 2002.

BankAnnapolis serves the banking needs of small businesses, professional concerns, and individuals through six community banking offices located in Anne Arundel and Queen Anne's Counties in Maryland. The bank's sixth office opened on March 24, 2003 in BayWoods of Annapolis, a waterfront retirement community. The bank's headquarters building and main branch are located at 1000 Bestgate Road, directly across from the Annapolis Mall.

Certain statements contained in this release, including without limitation, statements containing the words "believes," "plans," "expects," "anticipates," and words of similar import, constitute "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause the actual results, performance or achievements of the company to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements.

                                       ###

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                    Annapolis Bancorp, Inc. and Subsidiaries
                           Consolidated Balance Sheets
                   as of March 31, 2003 and December 31, 2002
                                     ($000)

                                             (Unaudited)         (Audited)
                                              March 31,         December 31,
                                                 2003               2002
                                           -----------------  -----------------
Assets

    Cash and due                                    $ 6,961            $ 6,725
    Federal funds sold                               28,929             15,529
    Investments                                      19,473             20,207
    Loans, net of allowance                         150,791            145,735
    Acc int rec                                         693                732
    Def inc taxes                                       400                363
    Premises and equip                                7,036              7,114
    Cash surrender value of BOLI                      3,261              3,223
    Other assets                                        727                488
                                           -----------------  -----------------
      Total Assets                                $ 218,271          $ 200,116
                                           =================  =================

Liabilities and
Stockholders' Equity

    Deposits

    Noninterest bearing                            $ 30,706           $ 29,534
    Interest bearing                                145,856            134,455
                                           -----------------  -----------------
      Total deposits                                176,562            163,989
    Sec under agree
      to repurchase                                  10,491             10,500
    Other borrowed funds                             10,000             10,000
    Junior subordinated debentures                    5,000                  -
    Acc int & acc exp                                   832                549
                                           -----------------  -----------------
      Total Liabilities                             202,885            185,038

Stockholders' Equity

    Common stock                                         30                 30
    Paid in capital                                  12,872             12,859
    Undivided profits                                 2,354              2,030
    Comprehensive income                                130                159
                                           -----------------  -----------------
      Total Equity                                   15,386             15,078
      Total Liabilities and
                                           -----------------  -----------------
        Equity                                    $ 218,271          $ 200,116
                                           =================  =================

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                    Annapolis Bancorp, Inc. and Subsidiaries
                       Consolidated Statements of Income
            for the Three Month Periods Ended March 31, 2003 and 2002
                                   (Unaudited)
                     (In thousands, except Per Share data)

                                           For the three months
                                              Ended March 31,
                                        ------------- -------------
                                            2003          2002
                                        ------------- -------------

Interest Income

    Loans                                    $ 2,520       $ 2,153
    Investments                                  194           348
    Federal funds sold                            55            36
                                        ------------- -------------
      Total int inc                            2,769         2,537

Interest expense

    Deposits                                     655           791
    Sec sold under
      agree to repurch                            49            56
    Borrowed funds                               112             -
    Junior debentures                              3
                                        ------------- -------------
      Total int exp                              819           847
        Net int inc                            1,950         1,690

    Provision                                     25             -
                                        ------------- -------------

    Net int inc after prov                     1,925         1,690

NonInterest Income

    Service charges                              229           175
    Mortgage banking                             106            53
    Other fee income                             114            91
                                        ------------- -------------
      Total nonint inc                           449           319

NonInterest Expense

    Personnel                                  1,064           961
    Occ and equip                                245           225
    Data processing exp                          203           195
    Other operating exp                          358           407
    Amort of dep prem                              -             -
                                        ------------- -------------
      Total Nonint Exp                         1,870         1,788

Income before taxes                              504           221
Income tax expense                               180            76
                                        ---------------------------
Net income                                     $ 324         $ 145
                                        ===========================


Basic EPS                                     $ 0.11        $ 0.05
                                        ============= =============
Diluted EPS                                   $ 0.11        $ 0.05
                                        ============= =============
Book value per share                          $ 5.11        $ 4.61
                                        ============= =============
Avg fully diluted shares                   3,040,855     3,017,317
                                        ============= =============

Return on Avg Assets                           0.65%         0.50%
Return on Avg Equity                           8.59%         5.11%
Net interest margin                            4.22%         4.42%

Allow for credit losses to loans               1.04%         1.24%
Nonperforming to gross loans                   0.02%         0.17%
Net charge-offs to avg loans                   0.01%         0.02%